Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com.

Otelco Reports Fourth Quarter and Year 2011 Results

ONEONTA, Alabama (February 21, 2012) – Otelco Inc. (NASDAQ: OTT) (TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced results for its fourth quarter and year ended December 31, 2011.  Key highlights for Otelco include:

●	Total revenues of $25.6 million for fourth quarter and $101.8 million for 2011.
●	Operating income of $5.9 million for fourth quarter and $24.6 million for 2011.
●	Adjusted EBITDA (as defined below) of $10.9 million for fourth quarter and $45.3 million for 2011.

“We completed our acquisition of Shoreham Telephone Company during fourth the quarter, expanding our RLEC and future CLEC presence in New England,” said Mike Weaver, President and Chief Executive Officer of Otelco. “The integration process is underway and should be completed by the end of the first quarter. We expect the Shoreham acquisition to be accretive to adjusted EBITDA in 2012.

“Our fourth quarter performance was adversely affected by approximately $0.4 million from non-operating items, including Shoreham deal expenses, write-off of obsolete inventory and RLEC cost study adjustments. On an annual basis, after a particularly strong performance in 2010, delays experienced in adding eight new CLEC collocation sites in Maine and New Hampshire dampened 2011 results. Our CLEC markets in New England have become more competitive, including downward pressure on market pricing trends,” continued Weaver.  “In response to this more difficult sales climate, we have made changes in our sales organization and leadership and adjusted our product offering to better position us for growth in 2012.

“The recent FCC access reform order became effective in 2012 and, while the impact of the changes remain unclear, our mix of regulated and non-regulated businesses means we may not have significant exposure to the phase out of the Universal Service Fund,” added Weaver. “Our existing senior debt of $162.0 million has an October 2013 maturity date. We may consider refinancing this debt prior to its maturity if favorable market conditions allow us to do so.  Based on the terms we see in completed refinancing packages in our industry, we would anticipate the terms of refinanced senior debt to include lower leverage and higher amortization than our existing senior debt.

“We believe that our extensive broadband network is an important element of the network fabric of the future. We are enhancing speeds and options while remaining price competitive in our markets,” Weaver concluded.  “We remain focused on delivering value for our customers and our shareholders. The Board declared and we paid our twenty-eighth consecutive IDS dividend last quarter.”

Distribution to Income Deposit Security Holders

Each quarter, the Board evaluates the Company’s dividend policy and the declaration of dividends during its normally scheduled meeting.  For this quarter, the next scheduled Board meeting is on February 27, 2012.  The scheduled interest and any dividend declared will be paid on March 30, 2012, to holders of record as of the close of business on March 15, 2012.  The interest payment will cover the period from December 30, 2011 through March 29, 2012.  Given its recent acquisition of Shoreham Telephone, the Company is currently performing an earnings and profits study to determine how 2012 dividends should be classified for shareowner tax purposes. It is anticipated that a portion of the dividends will be considered qualified dividends and the balance will be treated as a return of capital for tax purposes.  The Company has made twenty-eight successive quarterly distributions of dividends and interest since its IDS units were originally offered to the public in December 2004.

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Otelco Reports Fourth Quarter 2011 Results

February 21, 2012

Fourth Quarter 2011 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Change
	2010	2011	Amount	Percent
Revenues	$25,950	$25,648	$(302)	(1.2	) %
Operating income	$6,761	$5,859	$(902)	(13.3	) %
Interest expense	$(6,258)	$(6,184)	$(74)	(1.2	) %
Net income available to stockholders	$596	$24	$(572)	*	%
Basic net income per share	$0.04	$0.00	$(0.04)	*
Diluted net income per share	$0.04	$0.00	$(0.04)	*

Adjusted EBITDA(a)	$12,780	$10,909	$(1,871)	(14.6	) %
Capital expenditures	$3,782	$2,100	$(1,682)	(44.5	) %

* Not a meaningful calculation

	Year Ended December 31,		Change
	2010	2011	Amount	Percent
Revenues	$104,400	$101,844	$(2,556)	(2.4	) %
Operating income	$26,369	$24,630	$(1,739)	(6.6	) %
Interest expense	$(24,747)	$(24,776)	$29	0.1%
Net income available to stockholders	$691	$2,197	$1,506	*	%
Basic net income per share	$0.05	$0.17	$0.12	*
Diluted net income per share	$0.05	$0.17	$0.12	*

Adjusted EBITDA(a)	$50,672	$45,302	$(5,370)	(10.6	) %
Capital expenditures	$10,225	$10,548	$323	3.2%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Net income	$596	$24	$691	$2,197
Add: Depreciation	3,673	3,140	13,838	11,891
Interest expense - net of premium	5,916	5,842	23,385	23,408
Interest expense - amortize loan cost	342	342	1,361	1,368
Income tax expense	473	214	610	250
Change in fair value of derivatives	(543)	(589)	879	(2,230)
Loan fees	19	19	76	76
Amortization - intangibles	2,304	1,917	9,832	8,342
Adjusted EBITDA	$12,780	$10,909	$50,672	$45,302

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing or increasing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Fourth Quarter 2011 Results

February 21, 2012

Otelco Inc. - Key Operating Statistics
(Unaudited)					Quarterly		Annual
	As of				% Change		% Change
	December 31,		September 30,	December 31,	from
	2010	2011⁽²⁾	2011	2011⁽²⁾	September 30, 2011		2010-2011
Otelco access line equivalents(1)	99,639	102,378	97,958	102,378	4.5%		2.7%

RLEC and other services:
Voice access lines	45,461	46,202	43,444	46,202	6.3%		1.6%
Data access lines	20,852	22,904	21,162	22,904	8.2%		9.8%
Access line equivalents(1)	66,313	69,106	64,606	69,106	7.0%		4.2%
Cable television customers	4,227	4,201	4,156	4,201	1.1%		(0.6	) %
Satellite television customers	125	226	224	226	0.9%		80.8%
Additional internet customers	6,975	5,414	5,654	5,414	(4.2	) %	(22.4	) %
RLEC dial-up	393	301	274	301	9.9%		(23.4	) %
Other dial-up	4,300	2,797	3,085	2,797	(9.3	) %	(35.0	) %
Other data lines	2,282	2,316	2,295	2,316	0.9%		1.5%

CLEC:
Voice access lines	29,944	30,189	30,145	30,189	0.1%		0.8%
Data access lines	3,382	3,083	3,207	3,083	(3.9	) %	(8.8	) %
Access line equivalents(1)	33,326	33,272	33,352	33,272	(0.2	) %	(0.2	) %
Wholesale network connections	149,043	157,144	155,691	157,144	0.9%		5.4%

	For the Years Ended				Annual Change
	December 31,				2010-2011
	2010	2011⁽²⁾			Amount		Percentage
Total Revenues (in millions):	$104.4	$101.8			$(2.6)		(2.5	) %
RLEC	$58.1	$57.4			$(0.7)		(1.2	) %
CLEC	$46.3	$44.4			$(1.9)		(4.1	) %

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).
(2) We acquired Shoreham Telephone Company Inc. on October 14, 2011. At December 31, 2011, Shoreham had 3,309 voice access lines and 1,672 data access lines or 4,981 access line equivalents and 55 dial-up internet customers which are included in the Key Operating Statistics.

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2011 (unaudited):

All financial information includes the acquisition of Shoreham Telephone Company Inc. (“Shoreham”) on and as of October 14, 2011 and for the period from October 14, 2011 through December 31, 2011.

Revenue
Total revenues decreased 1.2% in the three months ended December 31, 2011, to $25.6 million from $25.9 million in the three months ended December 31, 2010.  CLEC revenue gains for local services and network access were offset by lower RLEC revenues.

	Three Months Ended December 31,		Change
	2010	2011	Amount	Percent
	(Dollars in Thousands)
Local services	$12,066	$11,802	$(264)	(2.2)
Network access	8,316	8,143	(173)	(2.1)
Cable television	717	751	34	4.7
Internet	3,456	3,591	135	3.9
Transport services	1,395	1,361	(34)	(2.4)
Total	$25,950	$25,648	$(302)	(1.2)

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Otelco Reports Fourth Quarter 2011 Results

February 21, 2012

Local services revenue decreased 2.2% in the fourth quarter of 2011 to $11.8 million from $12.1 million in the quarter ended December 31, 2010.  Shoreham added just under $0.2 million which was offset by lower RLEC basic services revenue of $0.3 million and lower CLEC revenue of $0.1.  Network access revenue decreased 2.1% in the fourth quarter of 2011 to $8.1 million from $8.3 million in the quarter ended December 31, 2010. Shoreham added $0.3 million which was offset by lower access revenue related to RLEC subscriber usage and lower NECA settlements accounted of $0.5 million, including 2011 cost study estimates.  Cable television revenue in the three months ended December 31, 2011, increased 4.7% to $0.8 million in fourth quarter 2011 compared to just over $0.7 million in the same period in 2010.  Growth in digital family packages and IPTV of $0.1 million was partially offset by less than a $0.1 million decrease in basic cable services.  Internet revenue for the fourth quarter 2011 increased 3.9% to $3.6 million from $3.5 million in the quarter ended December 31, 2010. Shoreham accounted for $0.2 million which was partially offset by the loss of dial-up subscribers.  Transport services revenue decreased 2.4% to remain at $1.4 million in the three months ended December 31, 2011 and 2010. The reduction reflects small pricing changes for contract renewals.

Operating Expenses
Operating expenses in the three months ended December 31, 2011, increased 3.1% to $19.8 million from $19.2 million in the three months ended December 31, 2010.  Cost of services and products increased 13.3% to $11.2 million in the three months ended December 31, 2011, from $9.9 million in the three months ended December 31, 2010.   The one-time benefits of the settlement of the FairPoint bankruptcy and carrier claims in 2010; Shoreham costs of service of $0.3 million; increases in cable programming and internet capacity of $0.2 million; and other operational costs of $0.2 million were partially offset by lower toll costs on $0.3 million.  Selling, general and administrative expenses increased 6.0% to $3.5 million in the three months ended December 31, 2011, from $3.3 million in the three months ended December 31, 2010.  The increase reflects the Shoreham expense (including acquisition expenses) of $0.3 million and benefits from carrier settlements in 2010 of $0.4 million more than offset by lower management expenses of $0.5 million.  Depreciation and amortization for fourth quarter 2011 decreased 15.4% to $5.1 million from $6.0 million in the fourth quarter 2010.  An increase for the acquisition of Shoreham of $0.2 million was offset by a decrease of $0.3 million in the amortization of intangible assets associated with the Country Road acquisition, including a covenant not to compete and contract and customer base intangible assets. The remaining decrease of $0.8 million reflected lower depreciation of plant assets in our regulated properties.

Interest Expense
Interest expense decreased 1.2% to $6.2 million in the quarter ended December 31, 2011, from $6.3 million a year ago. The decrease in interest expense was driven by a lower outstanding balance on our senior long-term notes payable.

Change in Fair Value of Derivatives
As a requirement of the existing senior debt, the Company has two interest rate swap agreements intended to hedge changes in interest rates on its senior debt. The swap agreements do not qualify for hedge accounting under the technical requirements of Accounting Standards Codification 815. Changes in value for the two swaps are reflected in change in the fair value of derivatives on the income statement and have no impact on cash. Over the life of the swaps, the change in value will be zero, with no cumulative impact on net income, Adjusted EBITDA or operations. The value of the swaps increased $0.6 million in fourth quarter 2011 compared to an increase of $0.5 million in the same period of 2010.

Adjusted EBITDA
Adjusted EBITDA for the three months ended December 31, 2011, was $10.9 million compared to $12.8 million for the same period in 2010 and $11.1 million in the third quarter of 2011.  See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet
As of December 31, 2011, the Company had cash and cash equivalents of $12.4 million compared to $18.2 million at the end of 2010.  The Company used $5.0 million in cash to acquire Shoreham Telephone Company Inc. during fourth quarter. Total long-term notes payable was reduced to $271.1 million, reflecting a voluntary prepayment of $0.4 million made in May 2011. The fourth quarter distribution of $5.6 million in interest and dividends to our stockholders and $0.3 million in interest to our bond holders occurred on December 30, 2011.  This represents the twenty-eighth consecutive quarterly distribution since going public in December 2004.

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Otelco Reports Fourth Quarter 2011 Results

February 21, 2012

Capital Expenditures
Capital expenditures were $2.1 million for the quarter as the Company continues to grow and invest in its infrastructure.  The Company is expanding its CLEC capabilities in Maine and New Hampshire; enhancing DSL and wireless broadband capacity; and expanding IPTV capability in Alabama.

Fourth Quarter Earnings Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, February 22, 2012, at 11:30 a.m. ET.  To participate in the call, participants should dial (719) 325-2453 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company's website at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling (719) 457-0820 and using the passcode 3616440.

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With more than 102,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Fourth Quarter 2011 Results

February 21, 2012

OTELCO INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	As of	As of
	December 31,	December 31,
	2010	2011
Assets
Current assets
Cash and cash equivalents	$18,226,374	$12,393,792
Accounts receivable:
Due from subscribers, net of allowance for doubtful
accounts of $230,752 and $260,568, respectively	4,406,257	4,355,632
Unbilled receivables	2,161,277	2,183,465
Other	4,299,088	5,449,074
Materials and supplies	1,817,311	1,780,820
Prepaid expenses	1,305,028	1,328,475
Deferred income taxes	626,267	726,310
Total current assets	32,841,602	28,217,568

Property and equipment, net	63,887,213	65,881,975
Goodwill	188,190,078	188,954,840
Intangible assets, net	25,934,042	20,545,691
Investments	1,967,095	1,943,805
Deferred financing costs	5,757,825	4,485,324
Deferred income taxes	4,415,097	7,454,443
Prepaid expenses	106,685	238,386
Other assets	77,261	2,281
Total assets	$323,176,898	$317,724,313

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$768,055	$1,490,717
Accrued expenses	7,926,954	6,034,104
Advance billings and payments	1,595,133	1,590,689
Deferred income taxes	353,285	353,285
Customer deposits	172,479	143,657
Total current liabilities	10,815,906	9,612,452
Deferred income taxes	42,512,576	48,112,384
Interest rate swaps	2,471,331	241,438
Advance billings and payments	656,968	615,584
Other liabilities	368,349	403,823
Long-term notes payable	271,595,855	271,106,387
Total liabilities	328,420,985	330,092,068

Stockholders' Deficit
Class A Common Stock, $.01 par value-authorized 20,000,000 shares;
issued and outstanding 13,221,404 shares	132,214	132,214
Additional paid in capital	921,718	-
Retained deficit	(6,298,019)	(12,499,969)
Total stockholders' deficit	(5,244,087)	(12,367,755)
Total liabilities and stockholders' deficit	$323,176,898	$317,724,313

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Otelco Reports Fourth Quarter 2011 Results

February 21, 2012

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011
Revenues	$25,949,837	$25,647,760	$104,400,219	$101,843,567

Operating expenses
Cost of services and products	9,912,225	11,233,414	41,286,418	43,995,953
Selling, general and administrative expenses	3,299,539	3,498,924	13,074,794	12,984,686
Depreciation and amortization	5,977,344	5,056,804	23,670,243	20,232,833
Total operating expenses	19,189,108	19,789,142	78,031,455	77,213,472

Income from operations	6,760,729	5,858,618	26,368,764	24,630,095

Other income (expense)
Interest expense	(6,257,673)	(6,184,333)	(24,746,542)	(24,776,123)
Change in fair value of derivatives	542,764	588,861	(878,518)	2,229,893
Other income	23,171	(25,204)	556,820	363,482
Total other expenses	(5,691,738)	(5,620,676)	(25,068,240)	(22,182,748)

Income before income tax	1,068,991	237,942	1,300,524	2,447,347
Income tax expense	(472,974)	(213,916)	(609,809)	(249,929)

Net income available to common stockholders	$596,017	$24,026	$690,715	$2,197,418

Weighted average shares outstanding:
Basic	13,221,404	13,221,404	12,985,629	13,221,404
Diluted	13,221,404	13,221,404	13,221,404	13,221,404
Basic net income (loss) per share	$0.04	$-	$0.05	$0.17
Diluted net income (loss) per share	$0.04	$-	$0.05	$0.17

Dividends declared per share	$0.18	$0.18	$0.71	$0.71

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Otelco Reports Fourth Quarter 2011 Results

February 21, 2012

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2010	2011
Cash flows from operating activities:
Net income	$690,715	$2,197,418
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation	13,837,560	11,891,474
Amortization	9,832,683	8,341,359
Amortization of debt premium	(92,307)	(103,640)
Amortization of loan costs	1,361,351	1,368,095
Change in fair value of derivatives	878,518	(2,229,893)
Provision for deferred income taxes	428,098	226,962
Provision for uncollectible revenue	141,474	914,555
Changes in assets and liabilities; net of assets and liabilities acquired:
Accounts receivables	427,432	(1,590,110)
Material and supplies	152,655	173,350
Prepaid expenses and other assets	(69,464)	(117,356)
Income tax receivable	389,486	-
Accounts payable and accrued liabilities	(1,657,758)	(1,423,589)
Advance billings and payments	(111,673)	(116,732)
Other liabilities	202,751	(1,756)

Net cash from operating activities	26,411,521	19,530,137

Cash flows from investing activities:
Acquisition and construction of property and equipment	(10,225,229)	(10,547,705)
Purchase of investment	(1,708)	(2,220)
Proceeds from retirement of investment	1,067	-
Payments for the purchase of Shoreham Telephone, net of cash acquired	-	(5,010,284)
Deferred charges/acquisition	(1,845)	-

Net cash used in investing activities	(10,227,715)	(15,560,209)

Cash flows used in financing activities:
Cash dividends paid	(9,225,091)	(9,321,086)
Direct cost of exchange of Class B shares for Class A shares	(194,053)	-
Loan origination costs	(155,160)	(95,596)
Repayment of long-term notes payable	(6,114,172)	(385,828)

Net cash used in financing activities	(15,688,476)	(9,802,510)

Net increase (decrease) in cash and cash equivalents	495,330	(5,832,582)
Cash and cash equivalents, beginning of period	17,731,044	18,226,374

Cash and cash equivalents, end of period	$18,226,374	$12,393,792

Supplemental disclosures of cash flow information:
Interest paid	$23,484,474	$24,130,675

Income taxes paid (received)	$(265,275)	$90,517

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